UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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WD-40 COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

December 16, 2003

WD-40 COMPANY

1061 Cudahy Place

San Diego, California 92110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The 2003 Annual Meeting of Stockholders will be held at the Mission Valley Hilton Hotel, 901 Camino del Rio South, San Diego, California 92108, on Tuesday, December 16, 2003, at 2:00 p.m. for the following purposes:

1.	To elect a Board of Directors for the ensuing year and until their successors are elected and qualified;

2.	To authorize an amendment to the WD-40 Company 1990 Incentive Stock Option Plan to increase the number of shares reserved for issuance pursuant to the Plan from 2,980,000 to 4,480,000 shares;

3.	To approve the Third Amended and Restated WD-40 Company 1999 Non-Employee Director Restricted Stock Plan;

4.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year 2004; and

5.	To consider and act upon such other business as may properly come before the meeting.

Only the stockholders of record at the close of business on October 17, 2003 are entitled to vote at the meeting.

By Order of the Board of Directors

Maria M. Mitchell

Assistant Secretary

San Diego, California

November 7, 2003

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of WD-40 Company for use at its Annual Meeting of Stockholders to be held on December 16, 2003, and at any postponements or adjournments thereof. This Proxy Statement and enclosed form of Proxy are first sent to stockholders on or about November 7, 2003.

At the meeting, the stockholders of WD-40 Company will vote to (i) elect the Board of Directors for the ensuing year; (ii) authorize an amendment to the WD-40 Company 1990 Incentive Stock Option Plan; (iii) approve the Amended and Restated WD-40 Company 1999 Non-Employee Director Restricted Stock Plan; and (iv) ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants. Detailed information concerning these matters is set forth below. Management knows of no other business to come before the meeting.

The close of business on October 17, 2003 is the record date for stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders of WD-40 Company. On October 17, 2003, WD-40 Company had outstanding 16,828,612 shares of $.001 par value common stock. Stockholders of record entitled to vote at the meeting will have one vote for each share so held on the matters to be voted upon. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.

If the enclosed form of Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. Except as described herein with respect to broker non-votes, if no specification is made, the shares will be voted by the proxy holder as set forth on the Proxy. A Proxy may be revoked by attendance at the meeting or by filing a Proxy bearing a later date with the Secretary of the Company.

The cost of soliciting proxies will be borne by the Company. Solicitations other than by mail may be made by telephone or in person by employees of the Company for which the expense will be nominal.

PRINCIPAL SECURITY HOLDERS

The following table sets forth information concerning those persons known to the Company to be the beneficial owners of more than 5% of the common stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership October 17, 2003	Percent of Class
Capital Research and Management Company 333 South Hope Street, 55th Floor Los Angeles, CA 90071	1,956,850[1]	11.3%

Mario L. Crivello San Diego, California	936,639[2]	5.4%

[1]	On February 13, 2003, Capital Research and Management Company (“CRMC”), an institutional investment adviser, and Capital Income Builder, Inc. (“CIB”), an investment company, filed a joint statement on Form 13G/A with the Securities and Exchange Commission to report beneficial ownership of the Company’s common stock as of December 31, 2002. Beneficial ownership information as of October 17, 2003 is unavailable. CRMC has sole investment power and no voting power over all 1,956,850 shares and CIB has sole voting power and no investment power over 1,067,050 shares. CRMC has disclaimed beneficial ownership pursuant to Rule 13d-4 under the Securities Exchange Act of 1934.

[2]	Mr. Crivello has sole voting and investment power over 821,039 shares held in trust for the benefit of his mother and remainder beneficiaries. He also has sole voting and investment power over 14,780 shares held as custodian for children and 98,820 shares held directly. Mr. Crivello also has the right to acquire 2,000 shares upon exercise of stock options.

ITEM NO. 1

NOMINEES FOR ELECTION AS DIRECTORS

AND SECURITY OWNERSHIP OF MANAGEMENT

Unless marked to the contrary, the Proxies received will be voted for the election of the 11 nominees named below to serve as Directors until the next Annual Meeting of Stockholders and until their successors are elected or appointed. In the event any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, any proxy granted to vote for such Director will be voted for a nominee designated by the present Board of Directors to fill such vacancy.

The nominees for election to the Board of Directors who receive a plurality the votes cast for the election of Directors by the shares present, in person or by proxy, shall be elected as Directors. Holders of common stock are not entitled to cumulate their votes in the election of Directors. Withheld votes and broker non-votes (which are treated as “withheld” votes) are not counted as votes in favor of any nominee. Since the nominees receiving the most votes will be elected as Directors, withheld votes and broker non-votes will have no effect upon the outcome of the election.

Article III, Section 2 of the Bylaws of the Company, approved by stockholders on December 14, 1999, provides that the authorized number of Directors of the Company shall be not less than nine nor more than twelve until changed by amendment of the Articles of Incorporation or by a bylaw duly adopted by the stockholders. The exact number of Directors is to be fixed from time to time by a bylaw or amendment thereof duly adopted by the stockholders or by the Board of Directors. The number of Directors was fixed at twelve by resolution of the Board of Directors on June 24, 2003.

Jack L. Heckel will retire from the Board of Directors as of the date of the annual meeting of stockholders. The number of Directors was fixed at eleven effective upon the expiration of Mr. Heckel’s term of office by resolution of the Board of Directors adopted on October 16, 2003.

Security Ownership of Directors and Executive Officers

The following table sets forth certain information, including beneficial ownership of the Company’s common stock, for the eleven nominees, for the executive officers named in the Summary Compensation Table on Page 10, and for all Directors and executive officers as a group.

				Amount and Nature of Beneficial Ownership October 17, 2003[1]
Director Nominee	Age	Principal Occupation	Director Since	Number		Percent of Class
John C. Adams, Jr.	55	Investor; Retired Chairman and CEO, AutoZone, Inc.	2001	4,192	[2]	*

Giles H. Bateman	58	Investor	2003	330		*

Richard A. Collato	60	President & CEO, YMCA of San Diego County	2003	330		*

Mario L. Crivello	63	Investor	1994	936,639	[2,3]	5.4%

Daniel W. Derbes	73	Chairman, WD-40 Company President, Signal Ventures	1984	11,042	[2]	*

Gary L. Luick	63	Consultant	2000	3,155	[2]	*

Kenneth E. Olson	67	Investor; Former Chairman and CEO, Proxima Corporation	2000	6,442	[2]

Garry O. Ridge	47	President and CEO, WD-40 Company	1997	138,517	[4]	*

Gerald C. Schleif	68	Investor, Former President and CEO, WD-40 Company	1989	32,238	[2]	*

Neal E. Schmale	57	Executive Vice President and CFO, Sempra Energy	2001	4,192	[2]	*

Edward J. Walsh	71	President, The Sparta Group, Ltd.	1988	6,405	[2]	*

*	Less than one (1) percent

[1]	All shares owned directly unless otherwise indicated.

[2]	With the exception of Mr. Bateman and Mr. Collato, each non-employee director has the right to acquire 2,000 shares upon exercise of stock options.

[3]	Mr. Crivello has sole voting and investment power over 821,039 shares held in trust for the benefit of his mother and remainder beneficiaries. He also has sole voting and investment power over 14,780 shares held as custodian for children and 98,820 shares held directly.

[4]	Mr. Ridge has the right to acquire 127,669 shares upon exercise of stock options. Mr. Ridge has voting and investment power over 888 shares held under the Company’s 401(k) plan.

				Amount and Nature of Beneficial Ownership October 17, 2003[5]
Executive Officer	Age	Principal Occupation	Director Since	Number		Percent of Class
Michael L. Freeman	50	Division President, the Americas, WD-40 Company	N/A	69,045	[6]	*

Michael J. Irwin	40	Executive Vice President, Chief Financial Officer and Treasurer, WD-40 Company	N/A	57,556	[7]	*

Graham P. Milner	49	Executive Vice President, Global Development, Chief Branding Officer, WD-40 Company	N/A	85,430	[8]	*

William B. Noble	45	Managing Director Europe, WD-40 Company Ltd. (U.K.)	N/A	50,434	[9]	*

All Directors and Executive Officers as a Group				1,460,339[10]		8.5%

*	Less than one (1) percent.

[5]	All shares owned directly unless otherwise indicated.

[6]	Mr. Freeman has the right to acquire 62,484 shares upon exercise of stock options. Mr. Freeman has voting and investment power over 1,361 shares held under the Company’s 401(k) plan.

[7]	Mr. Irwin has the right to acquire 52,538 shares upon exercise of stock options and he has voting and investment power over 618 shares held under the Company’s 401(k) plan.

[8]	Mr. Milner has the right to acquire 79,944 shares upon exercise of stock options. Mr. Milner has voting and investment power over 1,222 shares held under the Company’s 401(k) plan.

[9]	Mr. Noble has the right to acquire 49,334 shares upon exercise of stock options.

[10]	Total includes the rights of directors and executive officers to acquire 434,303 shares upon exercise of stock options and 4,089 shares held by executive officers under the Company’s 401(k) plan.

Nominees for Election as Directors

John C. Adams, Jr. was elected to the Board of Directors in 2001. Mr. Adams served as President and Chief Executive Officer of AutoZone, Inc. from 1996 until 1998, then serving as Chairman and Chief Executive Officer until his retirement in 2001. He previously served as President of the Miami division of Malone & Hyde, Inc., AutoZone’s former parent company from 1984 until 1990. Mr. Adams was an owner of Nicotiana Enterprises, Inc., a food distribution company, from 1990 until 1995.

Giles H. Bateman was elected to the Board of Directors on June 24, 2003. Mr. Bateman was a co-founder and Chief Financial Officer of Price Club from 1976 until 1991. Mr. Bateman served as director and chairman of CompUSA Management Company from 1994 until 2000. Mr. Bateman is currently the Entrepreneur in residence at San Diego State University. Mr. Bateman is a director of Tuesday Morning, Inc.

Richard A. Collato was elected to the Board of Directors on June 24, 2003. Mr. Collato is President & CEO of the YMCA of San Diego County. Mr. Collato is a director of Sempra Energy.

Mario L. Crivello was elected to the Board of Directors in 1994. Mr. Crivello is retired, having been the managing owner and master of Tuna Purse Seiners.

Daniel W. Derbes was elected to the Board of Directors in 1984 and named Chairman of the Board on September 26, 2000. He is President of Signal Ventures, a venture capital firm. Mr. Derbes served as President of Allied-Signal International, Inc. and Executive Vice President of the parent corporation until his retirement in 1988.

Gary L. Luick was elected to the Board of Directors in 2000. Mr. Luick was the President and CEO of Clickgarden, Inc., an internet software company, from 2000 to 2001. He retired in 1988 from Allied Signal as Director – Business Development. From 1989 through 1996 he served as President and CEO of GTI Corp., a networking products company, and he was President and CEO of Coded Communications, a wireless networking company, from 1997 to 1998.

Kenneth E. Olson was elected to the Board of Directors in 2000. Mr. Olson served as Chairman and CEO of Proxima Corporation, an electronic projection products company, from 1990 to 1998. He is a director of Avanir Pharmaceuticals.

Garry O. Ridge joined WD-40 Company in 1987 as Managing Director, WD-40 Company (Australia) Pty. Limited and he was responsible for Company operations throughout the Pacific and Asia. Mr. Ridge transferred to the corporate office in September 1994 as Director International Operations and was elected Vice President—International in June 1995. He was elected to the position of Executive Vice President/Chief Operating Officer in December 1996 and he was named President and Chief Executive Officer as of October 1, 1997. He was also elected to the Board of Directors on November 25, 1997. Prior to joining WD-40 Company Mr. Ridge was Managing Director of Mermax Pacific Pty. Ltd. and held a number of senior management positions with Hawker Pacific Pty. Ltd. (a Hawker Siddeley PLC Group Company) which was a licensee for WD-40 until 1988.

Gerald C. Schleif joined WD-40 Company in 1969 as Marketing Manager. Mr. Schleif served as Chief Executive Officer from 1992 and as Company President from 1990 through September 1997. He held the offices of Vice President-Marketing, Executive Vice President, Treasurer and Chief Operating Officer. Mr. Schleif has been a Director since 1989.

Neal E. Schmale was elected to the Board of Directors in 2001. Mr. Schmale has served as Executive Vice President and CFO of Sempra Energy since 1998. Previously, he was CFO of Unocal Corporation from 1994 to 1997 and president of its Petroleum Products and Chemicals division from 1992 until 1994.

Edward J. Walsh was elected to the Board of Directors in 1988. He is President of The Sparta Group, Ltd., a business consulting organization. Mr. Walsh has served as a director of Nortrust Holding Corporation, a subsidiary of Northern Trust Corporation, since 1989. Mr. Walsh was employed by The Dial Corporation and its predecessor, Armour-Dial Corporation, for 27 years, serving as its President and Chief Executive Officer until his retirement in 1987.

Compensation, Committees and Meetings of the Board of Directors

Each non-employee director receives an annual fee of $16,500 for services provided from the date of the Company’s annual meeting to the next annual meeting. The annual fee is payable in March. The Chairman of the Board receives an additional annual fee of $5,000. Non-employee directors receive an additional fee of $500 for participation at committee meetings and committee chairpersons receive $750 for each meeting, except that Audit Committee members receive $750 for each meeting and the chairman of the Audit Committee receives $1,500 for each meeting. Non-employee directors also receive non-

qualified stock options to purchase 2,000 shares of the Company’s common stock. The options are to be granted on the date of the Company’s annual meeting pursuant to the Company’s 1990 Incentive Stock Option Plan, exercisable one year from the date of grant, with a termination date ten years from the grant date. The exercise price for options granted to the directors is equal to the closing price of the Company’s shares as of the day prior to the annual meeting.

The Company maintains a Non-Employee Director Restricted Stock Plan providing for the issuance of shares of restricted common stock of the Company to each non-employee member of the Board of Directors. Shares are issued in lieu of cash compensation according to an election to be made by the director prior to November 30th of the year prior to the year of service. A director who holds shares of the Company having a value of at least $50,000 may elect to receive the entire annual director’s fee in cash. Otherwise, directors receive restricted stock in lieu of $5,500 of cash compensation and they may elect to receive restricted stock in lieu of the balance of their annual fee in increments of $5,500 up to the whole amount of $16,500. The restricted shares are to be issued in accordance with a director’s election as soon as practicable after the first day of March. The number of shares to be issued is equal to the amount of compensation to be paid in shares divided by 90% of the closing price of the Company’s shares as of the first business day of March.

Restricted shares issued to a director do not become vested for resale for a period of five years or until the director’s retirement from the Board following the director’s 65th birthday. Unless a director has reached age 65, the shares are subject to forfeiture if, during the five year vesting period, the director resigns from service as a director.

There were four scheduled meetings and one special meeting of the Board of Directors during the last fiscal year. All directors serving for the full fiscal year attended at least 75 percent of the aggregate of the total number of meetings of the Board and of all committees on which the director served. The Board of Directors has a Corporate Governance Committee, a Compensation Committee and an Audit Committee.

The Corporate Governance Committee is comprised of Kenneth E. Olson (Chairman), John C. Adams, Jr., Daniel W. Derbes and Edward J. Walsh, all of whom are independent directors as defined in Rule 4200 of the Marketplace Rules of the The Nasdaq Stock Market, Inc. (the “Nasdaq Rules”.) Four meetings were held during the last fiscal year. The Corporate Governance Committee was established to provide for regular evaluation of succession plans and the performance, independence, qualifications and integrity of both the Board of Directors and the management of the Company. The Corporate Governance Committee also serves as a nominating committee for the Board of Directors. Nominations from stockholders will be considered by the Corporate Governance Committee. Nominations may be submitted by letter addressed to the WD-40 Company Corporate Governance Committee, c/o Maria M. Mitchell, Director Corporate & Investor Relations, 1061 Cudahy Place, San Diego, California 92110.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Edward J. Walsh (Chairman), Mario L. Crivello, Richard A. Collato and John C. Adams, Jr., all of whom are independent directors as defined under the Nasdaq Rules.

The function of the Compensation Committee is to provide guidance to the Board of Directors and oversight for all executive compensation and benefit programs. The Committee provides recommendations for base salary and incentive compensation awards for the CEO and executive officers. The Compensation Committee also serves as the Stock Option Committee with authority to grant options and administer the Company’s Incentive Stock Option Plan. The Compensation Committee met twice during the last year.

Audit Committee

The Audit Committee is comprised of Neal E. Schmale (Chairman), Gary L. Luick and Giles H. Bateman. Eight meetings were held during the last fiscal year to review quarterly financial reports, to consider the annual audit and other audit services and to review the audit with the independent auditors after its completion. The Board of Directors has determined that Mr. Schmale is an “audit committee financial expert” as defined by regulations adopted by the Securities and Exchange Commission. Mr. Schmale and each of the other members of the Audit Committee is an independent director under the Nasdaq Rules. The Audit Committee also has responsibility for the selection, appointment and oversight of independent auditors for the Company.

The full responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is attached hereto as Appendix A. The Audit Committee Charter was most recently revised and approved by the Board of Directors on October 10, 2003. A separate report of the Audit Committee is set forth below.

AUDIT COMMITTEE REPORT

Each year the Board of Directors appoints an Audit Committee to review the Company’s financial matters. Each member of the Audit Committee meets the independence requirements set by the Nasdaq Stock Market. The responsibilities of the Audit Committee include the selection and appointment of a public accounting firm to be hired as the Company’s independent accountants. The Audit Committee is also responsible for recommending to the Board that the Company’s financial statements be included in its annual report on Form 10-K. The Audit Committee has taken the following steps in making its recommendation that the Company’s financial statements be included in its annual report on Form 10-K:

1.	The Audit Committee discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants for fiscal year ended August 31, 2003, those matters required to be discussed by Statement on Auditing Standards No. 61, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

2.	The Audit Committee discussed with PricewaterhouseCoopers LLP its independence and received from PricewaterhouseCoopers LLP a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence.

3.	The Audit Committee reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP, the Company’s audited consolidated balance sheet at August 31, 2003, and consolidated statements of income, cash flows and stockholders’ equity for the fiscal year ended August 31, 2003.

Based on the reviews and discussions explained above, the Audit Committee recommended to the Board that the Company’s financial statements be included in its annual report on Form 10-K for its fiscal year ended August 31, 2003. PricewaterhouseCoopers LLP has been selected to serve as the Company’s independent auditors for the fiscal year ending August 31, 2004.

Neal E. Schmale (Chairman)

Gary L. Luick

Giles H. Bateman

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s stock, to file with the Securities Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company during the last fiscal year and written representations that no other reports were required, all Section 16(a) requirements were complied with by all persons required to report with respect to the Company’s stock during the last fiscal year except as follows: Garry O. Ridge filed one late report on Form 4 to report the sale of 4,000 shares on October 30, 2002 (Mr. Ridge’s report was filed 17 minutes after the then applicable filing deadline); William B. Noble filed one late report on Form 4 to report the cashless exercise of a stock option for 1,200 shares on July 8, 2003; and Richard A. Collato and Giles H. Bateman each filed one late report on Form 4 to report the receipt of 330 shares of restricted stock on August 1, 2003 pursuant to the Company’s Non-Employee Director Restricted Stock Plan due to the delayed issuance of such shares.

EXECUTIVE COMPENSATION

The following table shows information for the three (3) fiscal years ended August 31, 2003 concerning the Company’s Chief Executive Officer (“CEO”) and the four most highly compensated executive officers other than the CEO.

Summary Compensation Table1

	Fiscal Year Ended Aug. 31	Annual Compensation		Long Term Compensation Awards	All Other Compensation[2]
Name and Principal Position		Salary ($)	Bonus ($)	Stock Options (#)	($)
Garry O. Ridge President and Chief Executive Officer	2003 2002 2001	$440,000 362,400 325,000	$242,000 300,000 -0-	30,000 30,000 60,000	$33,300 31,200 27,800	[3]
Michael J. Irwin Executive Vice President and Chief Financial Officer	2003 2002 2001	$215,000 189,000 147,000	$71,000 91,500 -0-	10,000 10,000 35,000	$33,300 31,200 25,800	[3]
Graham P. Milner Executive Vice President, Global Development, Chief Branding Officer	2003 2002 2001	$200,000 187,100 174,000	$67,000 91,300 -0-	10,000 10,000 35,000	$33,300 31,200 27,800	[3]
Michael L. Freeman Division President, the Americas	2003 2002 2001	$210,000 180,000 165,000	$62,000 81,100 -0-	10,000 10,000 35,000	$33,300 31,200 27,400	[3]
William B. Noble[4] Managing Director Europe WD-40 Company Ltd. (UK)	2003 2002 2001	$223,700 186,600 172,600	$59,100 112,000 -0-	10,000 10,000 20,000	$42,700 44,800 25,900	[5]

[1]	No information for Other Annual Compensation, Restricted Stock Awards or Long Term Incentive Payouts has been provided because there was no such reportable compensation awarded to, earned by or paid to the individuals named. All compensation amounts have been rounded to the nearest $100.

[2]	All other Compensation includes employer contributions to the Company’s Money Purchase Pension Plan, Profit Sharing Plan and 401(k) Plan.

[3]	Includes $30,000 in contributions to the Company’s Money Purchase Pension Plan, Profit Sharing Plan and $3,300 in matching contributions to the Company’s 401(k) plan.

[4]	Mr. Noble is employed by the Company’s UK subsidiary. Compensation amounts have been converted to U.S. Dollars at average annual exchange rates for each year.

[5]	Accrued retirement benefit.

Stock Options

The following table sets forth stock options granted pursuant to the Restated WD-40 Company 1990 Incentive Stock Option Plan during the last fiscal year to each of the Company’s executive officers named in the Summary Compensation Table above.

Option Grants in Last Fiscal Year

Name	Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year 2003	Exercise Price ($/sh)	Expiration Date	Grant Date Value[1]
Garry O. Ridge[2]	30,000	10.6%	$27.56	9/24/2012	$350,400

Michael J. Irwin[3]	10,000	3.5%	$27.56	9/24/2012	$116,800

Graham P. Milner[4]	10,000	3.5%	$27.56	9/24/2012	$116,800

Michael L. Freeman[5]	10,000	3.5%	$27.56	9/24/2012	$116,800

William B. Noble[6]	10,000	3.5%	$27.56	9/24/2012	$116,800

The options may be exercised for cash or in lieu of cash, an option holder may tender shares of the Company’s common stock previously held by the option holder. In permitting the exchange of stock upon exercise of options, the 1990 Incentive Stock Option Plan restricts the exercise of options with previously owned stock to shares held for a minimum of six months.

[1]	The Grant Date Value of $11.28 per share has been determined using the Black-Scholes Option Valuation model. The following assumptions were used in determining the value: (i) a dividend yield of 2.90%; (ii) expected volatility of 0.4559; (iii) a ten-year risk-free rate of return of 3.69%; and (iv) exercise ten years from the grant date.

[2]	Mr. Ridge’s options are non-qualified stock options with 10,000 shares exercisable on September 24, 2003; 10,000 shares exercisable on September 24, 2004; and 10,000 shares exercisable on September 24, 2005.

[3]	Mr. Irwin’s options are non-qualified stock options with 3,334 shares exercisable September 24, 2003; 3,333 shares exercisable September 24, 2004; and 3,333 shares exercisable September 24, 2005.

[4]	Mr. Milner’s options are non-qualified stock options with 3,334 shares exercisable September 24, 2003; 3,333 shares exercisable September 24, 2004; and 3,333 shares exercisable September 24, 2005.

[5]	Mr. Freeman’s options are non-qualified stock options with 3,334 shares exercisable September 24, 2003; 3,333 shares exercisable September 24, 2004; and 3,333 shares exercisable September 24, 2005.

[6]	Mr. Noble’s options are non-qualified stock options with 3,334 shares exercisable September 24, 2003; 3,333 shares exercisable September 24, 2004; and 3,333 shares exercisable September 24, 2005.

The following table sets forth the number of shares acquired on exercise of stock options in the Company’s last fiscal year, the aggregate dollar value realized on exercise of such options and the number and dollar value of unexercised options as of August 31, 2003 for the Company’s executive officers named in the Summary Compensation Table above.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year End Option Values

	Shares Acquired on Exercise	Value Realized ($)	Number of Unexercised Options at August 31, 2003 (#)[1]		Value of Unexercised In-The-Money Options at August 31, 2003[2]
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Garry O. Ridge	24,870	$230,576	128,649	34,331	$785,759	$47,700

Michael J. Irwin	-0-	$-0-	49,204	10,000	$375,255	$15,900

Graham P. Milner	9,558	$68,099	76,610	10,000	$575,996	$15,900

Michael L. Freeman	15,000	$155,828	59,150	10,000	$391,630	$15,900

William B. Noble	14,600	$107,198	52,000	10,000	$343,762	$15,900

[1]	All historical option grant information has been adjusted to account for the 2 for 1 stock split on July 11, 1997

[2]	The value of Unexercised In-the-Money Options at August 31, 2003 was determined based on the difference between the exercise price for such options and the closing price of $29.15 for the Company’s shares as reported by the Nasdaq Stock Market on August 29, 2003.

Supplemental Death and Retirement Benefit Plans

The Company maintains Supplemental Death Benefit Plans for certain key employees. Under the Death Benefit Plan agreements, a participating employee’s designated beneficiary or the employee’s estate will receive a death benefit equal to the employee’s then current base salary in the event of death prior to retirement from the Company. No death benefit is payable if retirement benefits become due upon the employee’s retirement under the Retirement Benefit Plan agreement.

The Company also maintains Supplemental Retirement Benefit Plans for certain key employees. Under the Retirement Benefit Plan agreements, participating employees will receive retirement benefits in the event of the participant’s retirement on or after a designated retirement date. The annual retirement benefit for participating employees will be equal to twenty-five percent (25%) of the employee’s then current base salary, payable in quarterly installments over a period of fifteen years.

All benefits under the plans will be subject to payroll taxes and required withholding for state and federal income taxes as deferred compensation. The benefits are funded by key man life insurance policies purchased and owned by the Company. The Board of Directors determines which key employees will participate in the plans and the amount of benefits payable for each participant. Non-employee directors do not participate in the plans.

Based upon current (2004) base salaries, the death benefits and annual retirement benefits to be provided under the plans to the executive officers named in the Summary Compensation Table above are set forth below. The retirement benefit will not be payable unless the executive officer retires with the Company on or after reaching the specified retirement age. In such event, the actual amount of the annual benefit will be dependent upon the executive’s then current annual salary.

Name	Death Benefit	Annual Retirement Benefit	Retirement Age
Garry O. Ridge	484,000	121,000	65
Michael J. Irwin	234,400	58,600	65
Graham P. Milner	212,000	53,000	65
Michael L. Freeman	228,900	57,200	65
William B. Noble	—	60,400	65

Employment Agreements

The Company has entered into employment agreements with Mr. Ridge, Mr. Irwin, Mr. Milner, Mr. Freeman and Mr. Noble for three year terms. Mr. Ridge’s contract term ends on August 1, 2005 and each of the other officers have contracts for terms ending July 9, 2004. Each employment contract is subject to renewal for an additional three year term unless otherwise provided by the Board of Directors. Mr. Ridge’s contract provides for an annual base salary of not less than $275,000. The contracts for Mr. Irwin, Mr. Milner, Mr. Freeman and Mr. Noble provide for minimum annual base salaries of $180,000, $174,000, $165,000 and 120,000 British Pounds, respectively. Each contract provides for review of the executive’s base salary at least annually, to be increased at the discretion of the Board of Directors upon evaluation of factors including job performance, Company profitability and the general rate of inflation. Each of the officers will receive such incentive bonuses as may be awarded from time to time by the Board of Directors based upon the Company’s annually established bonus formula. In the event of a termination of employment without cause following a change of control of the Company (defined as the acquisition by tender offer, or other means of change of ownership, of 15% of the outstanding shares of the Company by a single entity, group or person), each executive officer would be entitled to receive an amount equal to three times their average annual gross salary, including bonuses, for the five years immediately prior to such termination of employment. In no event will the payments exceed the limitations of Internal Revenue Code Section 280G(d)(2) which limit the deductibility of certain payments to executives upon changes in control. In the event of the termination of Mr. Ridge’s employment without cause, he will receive severance in an amount equal to one year’s salary, payable in twelve monthly installments, together with any incentive compensation according to the Company’s annually established bonus formula, prorated for the portion of the Company’s fiscal year up to the date of such termination of employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation philosophy of the Company is to be competitive in the marketplace to attract, retain, and motivate a highly qualified workforce. The Company uses compensation surveys, conducted by independent consultants, to provide data to support the development of competitive compensation plans which reinforce this philosophy. The Compensation Committee of the Board of Directors (the “Committee”) determines compensation for the CEO and executive officers. The Committee also serves as the Stock Option Committee under the Company’s 1990 Incentive Stock Option Plan. In evaluating the CEO’s performance, the Committee will measure the year’s results against the specific goals set forth in the annual business plan. In addition to financial performance, the Committee considers factors important to the Company such as ethical business conduct, environmental responsiveness, and the general overall perception of the Company by financial and business leaders.

The Committee is responsible for setting and administering the policies which govern executive compensation and the stock ownership programs of the Company. The members of the Committee are Edward J. Walsh (Chairman), Mario L. Crivello, Richard A. Collato and John C. Adams.

Compensation of the CEO and the CEO’s recommendations for the executive officers is reviewed annually by the Committee. Changes proposed for executive officers are evaluated and approved by the Committee on an individual basis. As management responsibilities increase, a greater portion of compensation is driven by financial performance measures.

There are four components in the Company’s executive compensation program:

i.	Base salary

ii.	Performance Incentive

iii.	Pension and Profit Sharing

iv.	Long-term Stock Options

The Committee has determined that compensation for the CEO and other executive officers should be weighted more heavily in favor of performance factors. Annual Performance Incentives could range between 0-50% of total cash compensation based on the level of achievement of the current fiscal year’s business plan goals.

Base Salary

Base salaries for the CEO and executive officers are established at the beginning of each fiscal year. Detailed position descriptions, scope and complexity of the position as well as external market factors are used to determine base salary levels. Independent compensation surveys such as Wyatt Data Services are the basis for these comparables, and base salary levels are pegged at the 50-75th percentile for similar companies. The companies included in these surveys do not necessarily include any of the companies included in the Peer Group identified with reference to the Stock Performance Graph that follows this report. Salary changes are based on guidelines established for all employees using individual performance and comparable adjustments from midpoint levels for the various job classifications. Mr. Ridge’s base salary for fiscal year 2003 was $440,000. For fiscal year 2004 Mr. Ridge will receive a base salary of $484,000, an increase of 10%.

Performance Incentive

The Performance Incentive is that substantial portion of the annual compensation for each executive officer that is related to and contingent upon the individual’s contribution and performance and upon the performance of the Company as a whole. Consideration is also given to the performance of any business units under his or her management. The Performance Incentive bonus can range anywhere from 0-100% of total compensation for the CEO and from 0-60% of total compensation for the rest of the executive officers, based primarily on the level of business plan achievement. In this way, the Company seeks to encourage continuing focus on increasing the Company’s revenue and profitability and stockholder value, while at the same time motivating its executive officers to perform to the fullest extent of their abilities. For fiscal year 2003, Mr. Ridge received Performance Incentive compensation of $242,000, representing 35.5% of his total compensation.

Pension and Profit Sharing Plans

Since 1963 the Company has maintained tax qualified Pension and Profit Sharing Plans for the benefit of all full time employees, including executive officers. The Company’s present WD-40 Company Profit Sharing/401(k) Plan provides contributions for participating employees equal to 15% of their covered compensation and allows employees, with 401(k) tax treatment, to defer up to 6.6% of covered compensation (or up to the allowable IRS limits for each calendar year) and provides a matching contribution equal to one-half of such amounts deferred, up to a maximum of 3.3% of their covered compensation. The Plan serves to provide Company employees with tax-advantaged retirement savings and to focus the attention of employees on profits and the effective use of assets. The Company s contributions to the Plan may be invested by employees in a Company Stock Fund invested in shares of the Company s common stock.

Long-Term Stock Options

The Company has employed stock options as a means of providing long-term compensation to its key employees for many years. Options are granted at the beginning of each fiscal year to executive officers and other employees based upon the level of management responsibility. Option grants are not generally based on prior performance or results of operations. The Company’s Stock Option Plan has been established to:

a.    Focus attention on corporate strategic business direction; and

b.    Increase ownership and retention in the Company’s stock, thereby aligning the interests of the participant employees with those of the Company’s stockholders.

For fiscal year 2004, the Board of Directors granted options to purchase a total of 299,700 shares to 119 Company employees at $29.30 per share on September 23, 2003. In 1997 the Board of Directors significantly increased the number of employees participating in the Stock Option Plan. This increase was due to increased employment as well as a decision to broaden the scope of the Plan to include lower level management employees. The Board of Directors believes that wider participation further enhances employee productivity, loyalty and commitment as well as providing more employees with an opportunity to benefit from increasing share values.

On September 23, 2003, Mr. Ridge received options to purchase 30,000 shares. Options granted in September 2002 to Mr. Ridge and the executive officers are set forth in the Stock Option Table included above.

The Committee believes the Company has a unique overall compensation plan which fulfills current Company philosophy and which historically has been successful in producing increased stockholder value.

Edward J. Walsh (Chairman)

Mario L. Crivello

Richard A. Collato

John C. Adams, Jr.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company’s Common Shares with the cumulative total return of a Peer Group of consumer product companies and the Standard & Poor’s 500 Composite Stock Index (the “S&P 500 Index”) for the five fiscal years ending August 31, 2003. The comparison assumes $100 invested on August 31, 1998 in the Company’s Common Shares and in each of the indices.

COMPARISON OF FIVE-YEAR CUMULATIVE RETURNS

WD-40 Company, a Peer Group and the S&P 500 Index

	Year ended August 31
	1998	1999	2000	2001	2002	2003
WD-40 Company	100.00	123.92	104.11	118.69	156.23	178.18
Peer Group	100.00	119.05	94.32	122.21	148.90	155.40
S&P 500 Index	100.00	139.83	162.64	122.98	100.85	113.02

The Peer Group returns are based upon beginning-of-year market capitalization weighting of the cumulative returns for the following 11 consumer product companies: Alberto-Culver Co., Church & Dwight, Inc., Enesco Group, Inc., Kimball International, Lancaster Colony Corp., La-Z-Boy Chair Co., National Presto Industries, Inc., Oneida Ltd., RPM Inc.-Ohio, Scotts Company and Valspar Corp. Royal Appliance Manufacturing Co., a former member of the Peer Group, was acquired by TechTronic Industries Co. Ltd. during the last fiscal year.

ITEM NO. 2

PROPOSAL TO APPROVE AMENDMENT TO

THE WD-40 COMPANY

1990 INCENTIVE STOCK OPTION PLAN

For more than twenty years, WD-40 Company has maintained stock option plans to provide long-term compensation benefits to management level employees. The Stock Option Plans have successfully enhanced long-term stockholder value by allowing the Company to attract and retain highly qualified employees.

In 1990, the stockholders approved the WD-40 Company 1990 Incentive Stock Option Plan (the “Plan”). The Plan was restated in 1994, 1997 and in 2000 to authorize additional shares and to implement other changes. The 1997 amendments included authority for the issuance of options to non-employee directors. The 2000 restated Plan authorized options to purchase an aggregate of 2,980,000 shares of the Company’s common stock. All share information has been adjusted retroactively to account for the 2 for 1 stock split on July 11, 1997 as provided for in the Plan. In order to allow the Company to continue the grant of options under the Plan, the Board of Directors has approved, subject to stockholder approval, an amendment to the Plan (the “Amendment”) authorizing the grant of options to purchase an additional 1,500,000 shares of the Company’s common stock. As of August 31, 2003 and prior to the grant of options for the current fiscal year, options to purchase 508,818 shares were available for future grants under the Plan. On September 23, 2003, options to acquire a total of 299,700 shares were granted under the Plan to employees of the Company. If the Amendment is approved there will be at least 1,709,118 shares available for future grants in fiscal year 2004 and later years.

Summary of the Amendment and the 1990 Incentive Stock Option Plan

Options to purchase an aggregate of 4,498,000 shares of the Company’s common stock may be granted to directors and employees from time to time under the Plan if the Amendment is approved. The total number of authorized shares includes all shares previously granted to employees and directors under the Plan. The exercise price for options granted under the plan may not be less than 100% of the fair market value of the Company’s shares on the date of grant. Options to purchase 1,709,118 shares will be available for grant upon approval of the Amendment by the stockholders, exclusive of options granted on September 23, 2003 as set forth in the New Plan Benefits table below. Options granted under the Plan may be designated as “Non-qualified Stock Options” or “Incentive Stock Options”. Incentive Stock Options are afforded special tax treatment to the holder under Section 422 of the Internal Revenue Code of 1986 (the “Code”).

The 1997 restatement to the Plan included certain conforming amendments under federal securities laws. Those amendments updated provisions of the Plan that allow officers and directors to receive and exercise stock options granted under the Plan without concern for possible violation of short-swing trading rules if they have otherwise acquired or disposed of shares within 6 months of receiving or exercising the stock options. The regulations promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”) were substantially revised effective August 15, 1996 to more simply exempt employee benefit plan transactions between companies and their officers and directors from the short-swing trading prohibitions. The Plan is administered by the Board of Directors or a committee of the Board of Directors of the Company (the “Stock Option Committee”), consisting of two or more directors who are “Non-Employee Directors” as defined in regulations under the 1934 Act. The Board of Directors of the Stock Option Committee is empowered to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable, in their sole discretion, for administration of the

Plan. The Board of Directors or the Stock Option Committee determines which employees of the Company or its Subsidiaries will receive options under the Plan, the number of shares for which each option is granted, and whether the option is to be designated as a Non-qualified Stock Option or as an Incentive Stock Option. Non-Employee Directors are eligible to receive options approved by the full Board of Directors.

The Amendment permits the Board of Directors or the Stock Option Committee to grant options that are immediately vested. The existing Plan requires a minimum one year vesting period from the date of grant to the date on which an option may be exercised. Stock options recently granted to employees and executive officers have provided for vesting in thirds over a period of three years.

Each option is evidenced by a Stock Option Agreement specifying the terms and conditions under which the option may be exercised. The Plan allows the Board of Directors of the Stock Option Committee to amend an outstanding Stock Option Agreement with the agreement of the option holder. Such an amendment may have income tax consequences to the option holder and/or the Company, depending upon the nature of the changes.

No Incentive Stock Option may be exercised more than ten years after the date of grant. Stock Option Agreements will generally provide for the termination of an option 3 months following termination of the option holder’s employment with the Company, but the Stock Option Committee or the Board of Directors may authorize options to be held for a longer period of time. Options may be exercised by delivering a notice of exercise together with cash or a certified check for the exercise price. In lieu of cash, an option holder may exercise the option by tendering shares of the Company’s common stock valued for purposes of the exercise at the shares’ current fair market value.

Upon the expiration or other termination of an option, the shares covered thereby are available for grant of additional options under the Plan. The number of shares authorized for issuance under the plan are also increased by the number of any shares tendered in lieu of cash upon the exercise of an option. As such, the number of new shares issued by the Company will never exceed the aggregate of 4,490,000 shares authorized by the Plan.

Options granted under the Plan are not transferable except by Will or under the laws of descent and distributions. The Plan and options granted thereunder are subject to customary anti-dilution provisions. Options carry no dividend or voting rights. The Plan’s termination date has been extended by the Amendment from December 31, 2005 to December 31, 2010.

Federal Income Tax Consequences to Option Holder and the Company

There is no tax consequence to the Company or the option holder upon the grant of either Incentive Stock Options or Non-qualified Stock Options.

An option designated as an Incentive Stock Option may be exercised without recognition of any taxable income provided that the option holder makes no disposition of the shares within one year of the transfer of the shares to such option holder. Thereafter, any gain from sale of the shares will be recognized by the option holder as capital gain rather than ordinary income. The Company may not claim any deduction for a trade or business expense upon the exercise of an Incentive Stock Option or upon sale of the shares by the option holder following the one-year limitation period. If the shares are disposed of within one year of the transfer of the shares to the option holder (a “disqualifying disposition”), the option will lose its character as an Incentive Stock Option and will, subject to certain limitations, be treated as a Non-qualified Stock Option.

In order to obtain the favorable treatment afforded to Incentive Stock Options, the option holder must be employed by the Company or by a Subsidiary at all times from the date of grant through a date which is not more than three months before the date on which the option is exercised. The three-month limit is extended to one year in the event of death or in the event of permanent and total disability as defined in the Code.

In order to qualify an option for Incentive Stock Option treatment, the Stock Option Agreement must include limitations on the exercisability of the option such that the aggregate fair market value (determined at the time the option is grant) of all shares for which Incentive Stock Options become exercisable in any calendar year does not exceed $100,000. To comply with this limitation, Incentive Stock Options may provide for delayed exercisability (vesting) on January 1st of succeeding years following the one year anniversary of the date of grant as may be necessary. Alternatively, all or part of an option may be designated as a Non-qualified Stock Option.

Upon the exercise of a Non-qualified Stock Option, the option holder is required to recognize ordinary compensation of income in the amount of the difference between the fair market value of the shares on the date of exercise and the exercise price. Under such circumstances, the Company is required to report such amount as a compensation expense on its payroll tax returns for withholding purposes. Provided that proper withholding for income taxes has been made, the Company is entitled to claim a compensation expense deduction. Withholding is not required in the event of a disqualifying disposition (sale within one year of exercise) of an Incentive Stock Option which results in its treatment as a Non-qualified Stock Option.

Shareholder Vote Required for Approval

Approval of the proposed Fourth Amended and Restated WD-40 Company 1990 Incentive Stock Option Plan will required the affirmative vote of the holders of a majority of the shares entitled to vote at the meeting. Abstentions and broker non-votes are not counted as votes in favor of approval of the Plan Amendment. The Board of Directors urges shareholder to vote “FOR” approval of the Plan Amendment.

Options Granted September 23, 2003

The following table presents information concerning the grant of Stock Options under the Plan to the Company’s executive officers named in the Summary Compensation table on Page 10, all current executive officers as a group, all current Directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group. With the exception of options granted to certain Directors, all of the options listed were granted at an exercise price of $29.30. The options granted to Directors were granted pursuant to the Company’s directors’ compensation policy. The closing fair market value of the Company’s common stock as of October 17, 2003 was $31.12 as reported by the Nasdaq Stock Market.

New Plan Benefits

WD-40 Company 1990 Incentive Stock Option Plan

Name and Principal Position	Dollar Value ($)[1]	Options Granted (#)[2]	Percent of Options Granted to All Persons
Gary O. Ridge President and CEO	$54,600	30,000	9.3%

Michael J. Irwin Executive Vice President, CFO and Treasurer	$18,200	10,000	3.1%

Graham P. Milner Executive Vice President, Global Development, Chief Branding Officer	$18,200	10,000	3.1%

Michael L. Freeman Division President, the Americas	$18,200	10,000	3.1%

William B. Noble Managing Director Europe WD-40 Company Ltd. (U.K.)	$18,200	10,000	3.1%

All Executive Officers as a Group (6)	$145,600	80,000	24.9%

All Directors, not Executive Officers, as a Group (11)	$26,840	22,000	6.8%

All Employees, Not Executive Officers, as a Group (113)	$399,854	219,700	68.3%

[1]	Except for options granted to certain directors in January, 2003, the dollar value of options granted was determined based on the difference between the exercise price of $29.30 and the closing price for the Company’s shares as reported by the Nasdaq Stock Market for October 17, 2003. The dollar value of options granted to directors on January 13, 2003 was determined based on the difference between the exercise price of $29.90 and the closing price for the Company’s shares as reported by the Nasdaq Stock Market for October 17, 2003.

[2]	All options granted under the Plan were granted as non-qualified options.

ITEM NO. 3

APPROVAL OF

WD-40 COMPANY 1999 NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK PLAN

At the Annual Meeting, stockholders will be asked to approve the Third Amended and Restated WD-40 Company 1999 Non-Employee Director Restricted Stock Plan (the “Plan”). The Board of Directors adopted the Plan in 1999. The Plan was, amended and restated in 2001 and again in 2003. In order for the Board of Directors to continue the Plan, stockholder approval must be obtained under current rules of The Nasdaq Stock Market.

The purpose of the Plan is to authorize the issuance of restricted shares of the Company’s common stock to Directors who are not full time employees of the Company. If all of the proposed nominees for election as Directors are elected at the annual meeting of stockholders, the Company will have 10 Directors who are not full time employees of the Company. The Board of Directors has determined that it is in the best interests of the Company and its stockholders for all Directors to maintain a minimum level of share ownership. The Board of Directors has approved, subject to stockholder approval, an amendment to the Plan authorizing the issuance of a total of 50,000 shares of the Company’s common stock pursuant to the Plan, including shares issued since its adoption in 1999. As of August 31, 2003, a total of 17,480 shares of the Company’s common stock have been issued in lieu of cash compensation pursuant to the Plan. If the Plan, as amended, is approved by the stockholders, 32,520 shares will be available for future issuance pursuant to the Plan.

Summary of the Plan

Under the terms of the Plan, non-employee Directors receive restricted shares of the Company’s common stock in lieu of the payment of $5,500 of their annual Director compensation. Any Director may elect to receive additional restricted shares of the Company’s common stock in increments of $5,500 up to the whole amount of annual compensation, excluding compensation payable for participation at or chairing of committee meetings and excluding any additional compensation payable to the Chairman of the Board. Based upon the current policy for annual compensation of Directors, Directors may receive restricted shares of the Company’s common stock in lieu of as much as $16,500 of cash compensation.

Any Director who owns shares of the Company’s common stock worth at least $50,000 may choose not to receive any restricted shares and to receive the full amount of annual compensation in cash.

Directors are required to make their elections under the Plan as of the regularly scheduled September meeting of the Board of Directors but not later than November 30th. An incumbent Director must be elected at the next annual meeting of the stockholders in order to receive any shares under the Plan. Annual Director compensation is paid as of the first day of March of the following year and restricted shares are issued pursuant to the previously executed Director elections.

The number of restricted shares of the Company’s common stock to be issued is calculated by dividing the amount of compensation for which the shares are to be issued by an amount equal to ninety percent (90%) of the closing price of the Company’s shares on the first business day of March.

All shares issued pursuant to the Plan are restricted for a period of five years or until the Director’s retirement from the Board of Directors following such Director’s 65th birthday. During the period of restriction the shares may not be sold or disposed of. Until the restriction on sale or transfer has expired or until such Director’s 65th birthday, whichever date is earlier, the shares are subject to forfeiture and cancellation by the Company in the event of the Director’s affirmative resignation.

Unless a Director who receives restricted shares pursuant to the Plan has made a tax election under Internal Revenue Code section 83(b), no income will be reported with respect to the issuance of the shares until any applicable forfeiture restriction has lapsed. At the end of five years or as of the date the Director reaches age 65, the forfeiture restriction will lapse and the value of the shares as of that date will be fully taxable; the Company will be entitled to an income tax deduction in the same amount. During such period of restriction, dividends paid upon the restricted shares will not qualify for the lower tax rate applicable to corporate dividends. If a Director makes a timely tax election under Internal Revenue Code Section 83(b), the value of the shares as of the date of issuance to the Director pursuant to the Plan will be fully taxable, the Company will be entitled to an income tax deduction in the same amount and dividends paid with respect to the restricted shares will then qualify for the lower tax rate applicable to corporate dividends.

The Plan is administered by the Board of Directors. Subject to the express terms and conditions of the Plan, the Board of Directors has full power to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable, in the sole discretion of the Board of Directors, for its administration.

The Board of Directors may at any time amend, suspend or terminate the Plan. Unless the Plan is terminated by the Board of Directors, the Plan will terminate on December 31, 2009.

Shareholder Vote Required for Approval

Approval of the Third Amended and Restated 1999 Non-Employee Director Restricted Stock Plan will require the affirmative vote of the holders of a majority of the shares entitled to vote at the meeting. Abstentions and broker non-votes are not counted as votes in favor of approval of the Plan. The Board of Directors urges shareholder to vote “FOR” approval of the Plan.

2003 Fiscal Year Benefits Under the Plan

The following table presents information concerning the issuance of restricted shares of the Company’s common stock to non-employee Directors pursuant to the Plan for the fiscal year ending August 31, 2003 based upon the elections made under the Plan during the past fiscal year. Directors who are employees of the Company, executive officers, and other employees are not eligible to receive benefits under the Plan.

WD-40 Company 1999 Non-Employee Director

Restricted Stock Plan

Name and Principal Position	Dollar Value of Shares ($)	Number of Shares (#)

All non-employee Directors as a Group (11)	$121,100	5,329

ITEM NO. 4

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as independent auditors of the Company to audit the consolidated financial statements of the Company for fiscal year 2004. Although ratification by stockholders is not required by law, the Audit Committee has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of Pricewaterhouse-Coopers LLP, the Audit Committee may reconsider its selection.

A majority of the votes of the common stock present or represented at the meeting is required for approval. Broker non-votes will be voted in favor of approval. PricewaterhouseCoopers LLP acted as the Company’s independent public accountants during the past fiscal year and, unless the Audit Committee appoints new independent auditors, PricewaterhouseCoopers LLP will continue to act in such capacity during the current fiscal year. It is anticipated that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit products and services provided by the independent auditors. These products and services may include audit services, audit-related services, tax services, software and other products or services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The possible effect on the independence of the accountants is considered by the Audit Committee. There is no direct or indirect understanding or agreement that places a limit on current or future years’ audit fees.

Audit Fees

PricewaterhouseCoopers LLP has provided audit services to the Company for each of the past two fiscal years. Audit services include the audit of the Company’s annual financial statements, review of the Company’s quarterly filings with the SEC on Form 10-Q. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for audit services performed for the Company for the past two fiscal years were $174,500 for the year ended August 31, 2002 and $237,500 for the year ended August 31, 2003.

Audit-Related Fees

PricewaterhouseCoopers LLP has provided audit-related services to the Company for each of the past two fiscal years. Audit-related services consist of assurance and related services that are reasonably related to the performance of the audit and are not reported under “Audit Fees.” The audit-related services provided to the Company by the auditors during the fiscal year ended August 31, 2002 consisted of audit services performed in connection with the Company’s acquisition of Heartland Corporation. The audit-related services provided to the Company by the auditors during the fiscal year ended August 31, 2003 consisted of employee benefit plan audits. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for audit-related services performed for the Company for the past two fiscal years were $22,000 for the year ended August 31, 2002 and $31,000 for the year ended August 31, 2003.

Tax Fees

PricewaterhouseCoopers LLP has provided tax compliance, tax advice, and tax planning services to the Company for each of the past two fiscal years. The tax services provided to the Company by the auditors during each of the fiscal years ended August 31, 2002 and August 31, 2003 consisted of tax return preparation, tax payment-planning services, assistance with tax audits and appeals (to the extent permitted), advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for tax services performed for the Company for the past two fiscal years were $257,000 for the year ended August 31, 2002 and $209,900 for the year ended August 31, 2003.

All Other Fees

PricewaterhouseCoopers LLP has not provided any other products or services to the Company in either of the past two fiscal years. All services performed for the Company by PricewaterhouseCoopers LLP have been included in the three paragraphs above.

STOCKHOLDER PROPOSALS

Stockholder proposals must be received by the Company not later than July 10, 2004 to be included in the Proxy Statement and form of Proxy for the next annual meeting.

By Order of the Board of Directors

Maria M. Mitchell

Assistant Secretary

Dated: November 7, 2003

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS

ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OR FORMS OF

PROXY IN THE ENCLOSED ENVELOPE.

APPENDIX A

AUDIT COMMITTEE CHARTER

WD-40 COMPANY

PURPOSE

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the stockholders and others, reviewing the systems of internal controls that management and the Board of Directors have established, selecting and reviewing the performance of independent auditors, and overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated herein. The Committee shall be given full and direct access to the Company’s Disclosure Committee, the Chairman of the Board, Company executives and the Company’s independent auditors as necessary to carry out these responsibilities. However, the Committee’s function is one of oversight only and shall not relieve the Company’s management of its responsibilities for preparing financial statements which accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent auditors relative to the audit or review of financial statements.

The independent auditors’ ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the stockholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent auditors.

COMPOSITION OF THE AUDIT COMMITTEE

The Audit Committee shall be comprised of not less than three directors, each of whom will be independent as required by Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”), and the rules of the Nasdaq Stock Market, Inc. (“Nasdaq”). Each appointed Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

1

RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit Committee shall:

1.    Review annually the Audit Committee Charter for adequacy and recommend any changes to the Board.

2.    Review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles (“GAAP”).

3.    Review the financial, investment and risk management policies followed by the Company in operating its business activities.

4.    Review the Company’s annual audited financial statements, related disclosures, including the Managements Discussion and Analysis portion of the Company’s filings, and discuss with the independent auditors the matters required to be discussed by Auditing Standard No. 61, including (a) the quality as well as acceptability of the accounting principles applied in the financial statements, and (b) new or changed accounting policies; significant estimates, judgments, uncertainties or unusual transactions; and accounting policies relating to significant financial statement items.

5.    Review any management letters or internal control reports prepared by the independent auditors or the Company’s internal accountants and responses to prior management letters, and review with the independent auditors the Company’s internal financial controls, including the budget, staffing and responsibilities of the Company’s Disclosure Committee.

6.    Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided.

7.    Be directly responsible for the appointment of, determination of the compensation for, retention of and oversight of the work of the independent auditors employed to conduct the audit (including resolution of disagreements between the independent auditors and management regarding financial reporting) or other audit, review or attest services. The independent auditors shall report directly to the Audit Committee.

8.    Pre-approve all audit services and permissible non-audit services by the independent auditors, as set forth in Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC. The Committee may establish pre-approval policies and procedures, as permitted by Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC, for the engagement of independent auditors to render services to the Company, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approvals delegated to one or more members of the Committee are reported to the Committee at its next scheduled meeting.

9.    Review the hiring policies for any employees or former employees of the independent auditors by the Company.

10.    Obtain on an annual basis a formal written statement from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, and review and discuss with the auditors all significant relationships the auditors have with the Company which may affect the auditors’ independence. The Audit Committee is responsible for ensuring the independence of the independent auditors.

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11.    For each of the first three fiscal quarters and at year end, at a Committee meeting, review with management the financial results and formal guidance which the Company may plan to offer, and review with the independent auditors the results of their review of the interim financial information and audit of the annual financial statements.

12.    Review management’s analysis of any significant accounting issues, changes, estimates, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by the Company (including an analysis of the effect of alternative GAAP methods) and review with the independent auditors the reports on such subjects delivered pursuant to Section 10A(k) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

13.    Following completion of the annual audit, review separately with the independent auditors, the Disclosure Committee and management any significant difficulties encountered during the course of the audit.

14.    Engage and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder. The Company shall provide appropriate funding to the Committee, as determined by the Committee, for payment of (1) compensation to the independent auditors for services approved by the Committee, (2) compensation to any outside advisers retained by the Committee, and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

15.    Report to the Board on a regular basis on the major events covered by the Audit Committee and make recommendations to the Board and management concerning these matters.

16.    Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate, including but not limited to the Company’s legal and regulatory compliance.

17.    Approve all related party transactions, as defined by applicable Nasdaq Rules, to which the Company is a party.

18.    Establish procedures for:

(a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and

(b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

AUDIT COMMITTEE MEETINGS

The Committee will meet on a regular basis at least 4 times each year, and will hold special meetings as circumstances require. The timing of the meetings to be scheduled for an upcoming fiscal year shall be determined by the Audit Committee prior to the beginning of such fiscal year. A calendar of proposed meetings will be reviewed by the Audit Committee at the same time as the annual Audit Committee Charter review. The calendar shall include appropriate meetings to be held separately with representatives of the independent auditors, management and the Disclosure Committee, including a meeting to conduct the reviews required under paragraph 13 above. In addition, the Committee will meet at any time that the independent auditors believe communication to the Committee is required.

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FOURTH AMENDED AND RESTATED

WD-40 COMPANY

1990

INCENTIVE STOCK OPTION PLAN

Pursuant to the authority granted to the Board of Directors of WD-40 COMPANY under Paragraph 8 of the WD-40 COMPANY 1990 INCENTIVE STOCK OPTION PLAN adopted by the Board of Directors on March 28, 1990, as last restated on September 26, 2000 and approved by the Company’s stockholders on December 12, 2000, said Plan is hereby amended and restated in its entirety to increase the number of shares authorized for issuance under the Plan, to allow immediate vesting of options granted under the Plan and to extend the termination date of the Plan to December 31, 2010.

This Fourth Amended and Restated Plan shall be effective upon its approval by the stockholders of the Company within twelve (12) months of its adoption by the Company’s Board of Directors.

1. ESTABLISHMENT AND PURPOSE

The purpose of the Plan is to provide a means whereby Directors and salaried or key employees of WD-40 COMPANY, a California corporation (the “Company”) or of its subsidiaries (the “Subsidiaries”) may be given an opportunity to purchase common stock of the Company under options which will be non-qualified or qualify as “incentive stock options” under Section 422 of the Internal Revenue Code. Subsidiaries, for this purpose, shall include corporations defined as a subsidiary corporation under Section 424 of the Internal Revenue Code.

2. AMOUNT OF STOCK

(a) Options designated as “non-qualified stock options” or “incentive stock options” may be granted from time to time to directors and employees of the Company or Subsidiaries to purchase an aggregate of not more than 4,480,000 shares of the Company’s authorized but unissued $.001 par value common stock. If an option is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan.

(b) The number of shares available under the Plan shall be increased to the extent of any shares tendered in lieu of cash upon exercise of an option granted under the Plan, whether such shares are actually canceled or are retained upon issuance of an appropriate net number of new shares, the effect on the issuance of additional shares being the same.

(c) The aggregate fair market value (determined at the time an option is granted) of the stock for which incentive stock options first become exercisable by any person in any calendar year (under all such plans of the Company or of its parent or Subsidiaries) shall not exceed $100,000.

(d) Except as provided in Paragraph 4 of this Plan, no incentive stock option shall be granted to any person who, immediately before such option is granted, owns (as defined in Section 424 of the Internal Revenue Code) stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or of its parent or Subsidiaries.

3. ADMINISTRATION

(a) The Plan shall be administered by the Board of Directors or a Stock Option Committee (the “Committee”) of the Board of Directors of the Company. The Committee shall consist of two or more directors who are “Non-Employee Directors” as defined in regulation Section 240.16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. Subject to the express terms and conditions of the Plan, the Board of Directors or the Committee shall have full power to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable, in the sole discretion of the Board of Directors or the Committee, for its administration.

(b) The Board of Directors or the Committee may from time to time determine which Directors and employees of the Company or Subsidiaries shall be granted non-qualified or incentive stock options under this Plan, and the number of shares for which an option or options shall be granted to each of them. Options granted to outside directors shall be approved by a vote of the full Board of Directors.

4. TERMS AND CONDITIONS OF OPTIONS

Each option shall be evidenced by a Stock Option Agreement executed by the Company and the person to whom such option is granted. Each Agreement shall specify whether the option is a non-qualified or incentive stock option. The Agreements shall be subject to the following terms and conditions:

(a) Option Price. Except as provided in subparagraph (c), the option price shall be fixed by the Board of Directors or the Committee and shall be a price at least equal to 100% of the fair market value of the stock on the day the option is granted; fair market value may be taken as the previous day’s closing price or the mean between the opening bid and asked price of the stock in the over-the-counter market, as may be appropriate.

(b) Option Period. Except as provided in subparagraph (c), each option granted under the Plan shall expire on a date determined by the Board of Directors or the Committee, but, for incentive stock options, not later than ten years from the date the option is granted.

(c) Incentive Stock Options Granted to 10% Stockholders. An incentive stock option may be granted to a stockholder who, immediately before such option is granted, owns more than 10% of the total combined voting power or value of all classes of stock of the Company or of its parent or Subsidiaries, provided that the price of such option is at least 110% of the fair market value of the stock, and provided further that the option is not exercisable after five years from the date the option is granted.

(d) Adjustments.

(i) In the event of an increase or decrease in the number of outstanding shares of common stock of the Company through stock dividends, split-ups, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and option price per share of the shares as to which the right to purchase has not been exercised or has not matured. Such adjustment may be made either by increase in the number of shares and decrease in the option price per share, or by decrease in the number of shares and increase in the option price per share, as may be required to enable the holder of the option to acquire the same proportionate stockholdings at the same aggregate purchase price. In making such adjustments, no fractional shares, or scrip certificates in lieu thereof, shall be issued by the Company, and the holder of the option shall receive only the number of full shares to which he may be entitled by reason of such adjustment at the adjusted option price per share.

(ii) Whenever during the term of an option and prior to the exercise thereof as to all shares at that time subject thereto, the Company (1) shall offer for sale to holders of its common stock, shares of common stock or other classes of stock or of other securities of the Company, or (2) in connection with any transaction shall acquire or shall cause to be issued rights to acquire shares of stock or other securities of any corporation to or for the benefit of the holders of common stock of the Company, it will give written notice to the holder of an option of the rights which are thus to be acquired or issued to or for the benefit of the holders of its common stock in sufficient time to permit such option holder to exercise the option to the full extent then possible.

(iii) In the event the Company proposes to merge or consolidate with another corporation or to sell or dispose of its assets and business or to dissolve, the Company will give written notice thereof to the holder of each option in sufficient time to permit him to exercise the option in full as to any matured options, if such holder should elect to do so, and to participate in such transaction as a stockholder of the Company. In the event of a merger or consolidation or sale under which the Company or its holders of common stock will not acquire stock or other securities of the continuing, resulting or another corporation in exchange for their shares of common stock of the Company but shall receive cash in whole or in part, then any unmatured options shall likewise be deemed to have matured at the date of the notice of the meeting of stockholders of the Company at which such consolidation, merger, sale or other transaction is to be considered so that the option holder will have an opportunity to exercise such option before such consolidation, merger, sale or other transaction is effective. In either event, if such options are not exercised, they shall terminate and expire.

(e) Nontransferability of Options. An option shall not be transferable otherwise than by Will or the laws of descent and distribution, and an option may be exercised during the lifetime of the employee only by him.

(f) Other Provisions and Amendments. The option may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board of Directors or the Committee and incentive stock options shall include such provisions and conditions as may be necessary to qualify the option as an “incentive stock option” under Section 422 of the Internal Revenue Code. The Board of Directors or the Committee shall have authority to amend any outstanding option to include such terms, provisions and conditions not inconsistent with the Plan as may be agreed to by the optionee.

5. EXERCISE OF OPTIONS

(a) An option may be exercised with respect to all or any part of the shares then subject to exercise only by delivering to the Company written notice of exercise, specifying the number of such shares as to which the option is so exercised and accompanied by cash or a certified or cashier’s check, payable to the order of the Company for an amount in lawful money of the United States equal to the option price of such shares.

(b) In lieu of cash, an optionee may exercise his or her option by tendering to the Company shares of the common stock of the Company, owned by him or her for not less than six (6) months, and having a fair market value equal to the cash exercise price applicable to the option(s) being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Board of Directors or the Committee.

(c) The Stock Option Agreement shall require certain representations, warranties or assurances, or an undertaking by an optionee in the event issuance of the shares might require filing or registration under the Securities Act of 1933 or the Blue Sky laws of any state or any other law regulating the issuance of securities.

6. TAX REPORTING AND WITHHOLDING

The Company shall comply with all reporting and withholding requirements applicable to the exercise of options under the Internal Revenue Code and regulations thereunder.

7. PROCEEDS FROM SALE OF STOCK

Proceeds from the sale of stock pursuant to the options granted under the Plan shall be added to the general funds of the Company.

8. SUSPENSION, AMENDMENT OR TERMINATION OF THE PLAN

The Board of Directors may at any time amend, suspend or terminate the Plan. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate on December 31, 2010. No option may be granted during such suspension or after such termination. The termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

9. DELIVERY OF SHARES SUBJECT TO DELAYS

The issuance of each option under the plan and the issuance and delivery of shares of stock pursuant to the exercise of any option under the Plan shall be subject to and in compliance with the laws of any state or other governmental authority applicable thereto, the Board of Directors being hereby authorized to cause to be prepared, filed and presented on the

Company’s behalf to any governmental official, agency or tribunal all such applications or other instruments or papers and to maintain any and all proceedings as shall be required to cause the issuance to the Company of a permit or other authorization to issue or deliver any such option of shares. Neither the Company nor any officer, director or employee shall be liable for any delay in issuance or delivery of any option or shares pending the filing of any such application, instrument or papers or the grant of a permit or other authorization to enable such issuance or delivery to be made.

IN WITNESS WHEREOF, the Plan is amended and restated this 16th day of October, 2003.

WD-40 COMPANY

By:	/s/ Garry O. Ridge

Garry O. Ridge, President

Attest:

/s/ Maria M. Mitchell

Maria M. Mitchell, Assistant Secretary

THIRD AMENDED AND RESTATED

WD-40 COMPANY

1999

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

The WD-40 Company 1999 Non-Employee Director Restricted Stock Plan (the “Plan”) is amended and restated as of this 28th day of October, 2003 by the Board of Directors of WD-40 COMPANY, a Delaware corporation, (the “Company”).

1.    ESTABLISHMENT AND PURPOSE

The purpose of the Plan is to authorize the issuance of shares of the Company’s common stock to Directors who are not full time employees of the Company. The Board of Directors has determined that it will be in the best interest of the Company and its shareholders for all Directors to maintain a minimum level of share ownership.

2.    AMOUNT OF STOCK

The total number of shares of the Company’s common stock that may be issued pursuant to the Plan shall not exceed 50,000 shares. In the event that there are not a sufficient number of authorized but unissued shares available pursuant to the Company’s Certificate of Incorporation to cover the number shares called for by this Plan for any year as well as for any outstanding stock option plan or other plan authorizing the future issuance of a specific number of shares, this Plan shall be suspended until a sufficient number of shares are duly authorized.

3.    ADMINISTRATION

The Plan shall be administered by the Board of Directors. Subject to the express terms and conditions of the Plan, the Board of Directors shall have full power to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable, in the sole discretion of the Board of Directors, for its administration.

4.    ISSUANCE OF RESTRICTED SHARES

(a)  Issuance of Restricted Shares.    As soon as practicable following the first business day of March of each year, the Company shall, in lieu of the payment of $5,500 of annual Director compensation, issue restricted shares of the Company’s common stock to each non-employee Director who does not then own shares having an aggregate fair market value of at least $50,000. The number of shares to be issued shall be determined as set forth in paragraph 4(c) below. Share ownership for purposes of the Plan shall include all shares in which the Director has a direct or indirect pecuniary interest as defined under regulations promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, but pecuniary interest shall not be established by attribution to family member ownership interest.

(b)  Elective Issuance of Restricted Shares.    Any Director may elect, by written letter delivered to the President as soon as practicable after the regularly scheduled meeting of the Board of Directors in September, but not later than November 30 of such year, to receive restricted shares of the Company’s common stock in lieu of all or the balance of such Director’s annual compensation, in increments of $5,500, excluding such compensation as may be payable for participation at or chairing of committee meetings and excluding any additional compensation payable to the Chairman of the Board. Any such election shall be subject to the formal election of such Director at the next following Annual Meeting of Stockholders. The number of shares to be issued shall be determined as set forth in paragraph 4(c) below.

(c)  Calculation of Shares to be Issued.    The number of restricted shares of the Company’s common stock to be issued pursuant to the provisions of subparagraphs 4(a), 4(b) or 4(f) hereof shall be calculated by dividing the amount of compensation for which the shares are to be issued by an amount equal to ninety percent (90%) of the closing price of the Company’s shares on the first business day of March. Such resulting number of shares shall be rounded to the nearest integer.

(d)  Restricted Shares.    All shares issued pursuant to the Plan shall be restricted for a period of five years or until such Director’s retirement from the Board of

Directors following his or her 65th birthday. During such period of restriction the shares may not be sold or disposed of. Until the restriction on sale or transfer has expired or until such Director’s 65th birthday, whichever date is earlier, the shares shall be subject to forfeiture and cancellation by the Company in the event such Director resigns as a Director. No forfeiture shall be required if the Director is removed as a director for any reason other than resignation.

(e)   Removal of Restrictions on Merger or Sale.    In the event the Company proposes to merge or consolidate with another corporation or to sell or dispose of its assets and business or to dissolve, the restrictions upon resale shall be removed as of the closing or expiration of such transaction so that the shares may be tendered for acceptance of any cash or exchange offer made in connection with such transaction.

(f)  Issuance of Shares to New Directors.    In the case of a Director first elected to serve at the Annual Meeting of Stockholders, such Director shall have thirty (30) days following such election to the Board of Directors to make the election authorized pursuant to the provisions of paragraph 4(b) above. The terms of this Plan and the elections authorized hereunder shall apply to such prorated compensation payable to new Directors pursuant to the WD-40 Directors’ Compensation Policy then in effect. In the event any vacancy on the Board of Directors is filled during the year, the entire amount of such prorated compensation shall be paid in restricted shares unless the new Director owns shares of the common stock of the Company having a value of $50,000 or more. The number of shares to be issued to newly appointed Directors shall be computed based upon the price of the Company’s common shares as of the first business day of the second month following such appointment and the shares shall be issued as soon as practicable thereafter.

5.    SHARE CERTIFICATE ENDORSEMENTS

Each share certificate representing shares issued pursuant to the Plan shall bear the following restrictive endorsements which may be removed at such time as the restrictions provided by the Plan have expired and provided that counsel for the Company has issued an opinion that the shares may be transferred free of restrictions imposed by the Securities

Act of 1933 or the securities laws of any state or any other law regulating the issuance of securities:

(i)  “The shares represented by this certificate are subject to transfer restrictions in accordance with the terms of a Non-Employee Director Restricted Stock Plan amended and restated as of October 28th, 2003, a copy of which may be obtained without charge by written request delivered to the Corporation.”

(ii)  “The shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state securities acts and cannot be transferred without an opinion of counsel satisfactory to the Corporation’s legal counsel that such transfer will not violate any such securities laws.”

6.     TAX REPORTING AND WITHHOLDING

The Company shall comply with all reporting and withholding requirements applicable to the compensatory issuance of shares to non-employee Directors under the Internal Revenue Code and regulations thereunder.

7.    SUSPENSION, AMENDMENT OR TERMINATION OF THE PLAN

The Board of Directors may at any time amend, suspend or terminate the Plan. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate on December 31, 2009. No shares may be issued during such suspension or after such termination. The termination of the Plan shall not, without the consent of a Director holding restricted shares issued pursuant to the Plan, alter or impair any rights or obligations theretofore granted or imposed by the Plan.

8.    DELIVERY OF SHARES SUBJECT TO DELAYS

The issuance and delivery of shares under the Plan shall be subject to and in compliance with the laws of any state or other governmental authority applicable thereto, the Board of Directors being hereby authorized to cause to be prepared, filed and presented on the

Company’s behalf to any governmental official, agency or tribunal all such applications or other instruments or papers and to maintain any and all proceedings as shall be required to cause the issuance to the Company of a permit or other authorization to issue or deliver any such shares. Neither the Company nor any officer, director or employee shall be liable for any delay in issuance or delivery of any shares pending the filing of any such application, instrument or papers or the grant of a permit or other authorization to enable such issuance or delivery to be made.

IN WITNESS WHEREOF, the Plan is adopted this 28th day of October, 2003.

WD-40 COMPANY

By:	/s/ Garry O. Ridge

Garry O. Ridge, President

Attest:

/s/    Maria M. Mitchell

Maria M. Mitchell, Assistant Secretary

[    ]   Mark this box with an X if you have made  changes to your name or address details above.

Annual Meeting Proxy Card

Annual Meeting of Shareholders – Tuesday, December 16, 2003 at 2:00 p.m.

(Meeting will be webcast in our Investor Relations site at www.wd40.com)

1061 Cudahy Place, San Diego, CA 92110

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking previous proxies for such stock, hereby appoints Daniel W. Derbes and Maria Mitchell, and each of them, proxies of the undersigned, with power of substitution to each, to vote all stock of WD-40 Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Mission Valley Hilton, 901 Camino Del Rio South, San Diego, CA 92108, on Tuesday, December 16, 2003 at 2:00 p.m. and at any adjournments thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

(Continued and to be signed on the reverse side.)

Use a black pen. Mark with an X inside the grey areas as shown in this example. Holder Account Number	☒

Proxy – WD-40 Company

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1. Management recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold
01 - J.C. Adams Jr.	[ ]	[ ]	05 - D.W. Derbes	[ ]	[ ]	09 - G.C. Schleif	[ ]	[ ]

02 - G. H. Bateman	[ ]	[ ]	06 - G.L. Luick	[ ]	[ ]	10 - N.E. Schmale	[ ]	[ ]

03 - R. A. Collato	[ ]	[ ]	07 - K.E. Olson	[ ]	[ ]	11 - E.J. Walsh	[ ]	[ ]

04 - M.L. Crivello	[ ]	[ ]	08 - G.O. Ridge	[ ]	[ ]

B Issues

Management recommends a vote FOR the following proposals.

	For	Against	Abstain

2. To approve an amendment to the WD-40 Company 1990 Incentive Stock Option Plan.	[ ]	[ ]	[ ]

	For	Against	Abstain

3. To approve the WD-40 Company 1999 Non-Employee Director Restricted Stock Plan.	[ ]	[ ]	[ ]

	For	Against	Abstain

4. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for fiscal year 2004.	[ ]	[ ]	[ ]

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, guardian, corporate officer, etc., please indicate full title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Telephone Voting Instructions — Call Toll Free On a Touch Tone Telephone 1-888-628-0224 — Anytime. There is NO CHARGE for this call Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card, and gives them discretion to vote on such other matters as may properly come before the meeting.

To vote using the Telephone (within U.S. and Canada)		Driving Directions

• Call toll free 1-888-628-0224 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.		Mission Valley Hilton, 901 Camino Del Rio South, San Diego, CA 92108, 619-543-9000
• Enter the Holder Account Number (excluding the letter “C”) and Proxy Access Number located below.		FROM: Los Angeles:	I-5 South to I-8 East, exit Mission Center Road Right on Mission Center Road Right on Camino del Rio South

• Follow the simple recorded instructions.		Riverside:	I-15 South to Highway 163 South to I-8 East, exit Mission Center Road Right on Mission Center Road Right on Camino del Rio South

Option 1:	To vote as the Board of Directors recommends on ALL proposals: Press 1.	San Diego Airport:	Follow signs to I-5 North to I-8 East, exit Mission Center Road Right on Mission Center Road Right on Camino del Rio South

	When asked, please confirm your vote by pressing 1.	Airport Transportation:	$7.00 per person each way provided by Cloud 9 Shuttle The hotel can be seen from I-8 camino del rio south runs parallel to I-8 parking validation available at registration table

Option 2:	If you choose to vote on EACH proposal separately, press 0 and follow the simple recorded instructions.

HOLDER ACCOUNT NUMBER                                                                 PROXY ACCESS NUMBER

If you vote by telephone, DO NOT mail back your proxy.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Standard Time, on Tuesday, December 16, 2003.

THANK YOU FOR VOTING